SUB ITEM 77C

The shareholders of MFS Government Markets Income Trust held an annual meeting of the shareholders on November 1, 2007. Shareholders represented in person and by proxy voted as follows:

Proposal 1:  To elect Robert J. Manning, Lawrence H. Cohn, M.D.,
Lawrence T. Perera, and Laurie J. Thomsen as Trustees of the Trust.

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                                      Shares For      Shares Withheld

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Robert J. Manning                         36,661,260             7,043,166
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     % of Outstanding Shares                   71.42                 13.72
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     % of Shares Voted                         83.87                 13.16
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     % of Quorum                               83.88                 16.12
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CityplaceLawrence H. Cohn, M.D.           36,635,947             7,068,478
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     % of Outstanding Shares                   71.37                 13.77
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     % of Shares Voted                         83.83                 16.17
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     % of Quorum                               83.83                 16.17
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CityplaceLawrence T. Perera               36,636,556             7,067,869
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     % of Outstanding Shares                   71.37                 13.77
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     % of Shares Voted                         83.83                 16.17
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     % of Quorum                               83.83                 16.17
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Laurie J. Thomsen                         36,645,091             7,059,334
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     % of Outstanding Shares                   71.39                 13.75
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     % of Shares Voted                         83.85                 16.15
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     % of Quorum                               83.85                 16.15
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Proposal 2:  To amend fundamental investment policy concerning borrowing.

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                                   Shares For      Shares Against      Abstain

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                                    32,974,078           1,584,826    521,368
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     % of Outstanding Shares            64.24                 3.09      1.02
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     % of Shares Voted                   94.00                4.52      1.49
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     % of Quorum                       75.45                3.63        1.19
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